Exhibit 99.1

PRESS RELEASE

Agile Software Corporation 6373 San Ignacio Avenue San Jose, CA 95119 Voice: (408) 284-4000 Fax: (408) 284-4002

Media Contact
Terri Pruett
Agile Software Corporation
Terri.Pruett@agile.com
(408) 284-4048

Agile Reports Third Quarter Fiscal 2004 Results

Company Reports Record Revenues

San Jose, CA—February 23, 2004—Agile Software Corporation (NASDAQ: AGIL), a leading provider of product lifecycle management (PLM) solutions, today announced results for the third quarter of fiscal 2004, which ended January 31, 2004. Total revenues for the quarter were a record $26.2 million, compared to $17.9 million for the third quarter of fiscal 2003. License revenues for the third quarter of fiscal 2004 were $9.5 million, compared to $7.3 million for the third quarter of fiscal 2003 an increase of 30%.

Non-GAAP net loss, which excludes stock compensation, acquisition related-charges and loss on foreign currency translation for the third quarter of fiscal 2004 was $972,000, or ($0.02) per share, compared to a non-GAAP net loss of $3.4 million, or ($0.07) per share, which excludes stock compensation and an impairment charge on equity securities, for the third quarter of fiscal 2003. A reconciliation between net loss on a GAAP basis and non-GAAP net loss is provided in a table immediately following the non-GAAP Condensed Consolidated Statements of Operations below.

Net loss for the third quarter of fiscal 2004, on a generally accepted accounting principles (GAAP) basis, was $4.0 million, or ($0.08) per share, compared to $5.7 million, or ($0.12) per share for the third quarter of fiscal 2003.

Management Commentary

“Despite what is historically a tough quarter for Agile, we realized record revenues while holding down expenses and again improving our bottom-line,” said Brian Stolle, Agile chairman and CEO. “At the time, leveraging our low-cost global development capabilities, we announced the general availability of Agile 9—our most comprehensive product release to date, featuring numerous enhancements and new capabilities across the entire suite of six products categories. We have also completed the integration of our Eigner acquisition across all functional areas, and customers have begun to implement integrated Agile/Eigner solutions. Our customer base continues to expand by industry, with new customers in automotive, industrial products and life sciences. We are also continuing to expand our industry-specific solutions, with the recent release of an industry-specific capability that enables users to conceptualize complex automotive systems—a solution developed in close partnership with several of our Tier 1 automotive supply base customers.”

Customer Wins and Expansions

During the quarter, the Company added 18 new customers. Organizations that purchased new or additional licenses of Agile’s PLM solutions include: Alcatel, Allied Telesyn, AMX, Analogic, Arthrocare, Avail, Avnet, Ballard Power Systems, Bubbendorf, CELLon, Echostar Communications, Elliott Turbomachinery, Harman, Intier Automotive, Invitrogen, Iomega, Lucent, Pathfinder Energy Services, Philips Oral Healthcare, Phoenix, Quanta, Quantum, Reed Hycalog, Sanmina, Shure, Sharp, Siemens, Sparton Electronics, Starsys, Therasense, Tyco and Veritas AG.

Awards

In January, Agile received the Chinese Central Government’s Star Award for the Suzhou region, given to companies demonstrating excellence in software development. This award is a tremendous recognition of the outstanding efforts of our team in Suzhou, China.

Conference Call Details

Agile will discuss its third quarter results and management’s forward looking guidance on a conference call today beginning at 2:00pm Pacific Time. A Webcast of the conference will be available on Agile’s Website at www.agile.com under the ‘Investor Relations’ section. You may access replays of the Webcast for ninety days after the call at http://www.agile.com/investors. Financial and statistical information to be discussed in the call will be available on the company’s Website immediately prior to commencement of the call. Additional investor information can be accessed at www.agile.com or by calling Agile’s Investor Relations at (408) 284-4042.

About Agile Software Corporation

Agile Software Corporation (NASDAQ: AGIL) helps companies drive profits, accelerate innovation, reduce costs, and ensure regulatory compliance throughout the product lifecycle. With a broad suite of enterprise-class PLM solutions, time-to-value focused implementations, and a unique Guaranteed Business ResultsSM program, Agile helps companies get the most from their products. Alcatel, Boeing, Dell Computer, Flextronics International, Hitachi, Leapfrog, Lockheed Martin, Magna Steyr, Siemens, QUALCOMM and ZF are among the nearly 1,200 customers in the automotive, aerospace and defense, consumer products, electronics, high tech, industrial products, and life sciences industries that have purchased Agile solutions. For more information, call (408) 284-4000 or visit www.agile.com.

Agile Software and Agile are registered trademarks and Agile Product Collaboration, Agile Product Cost Management, Agile Product Service & Improvement, Agile Program Execution, Agile Engineering Collaboration, Agile Product Interchange, AgileMD and the Agile logo are trademarks of Agile Software Corporation in the U.S. and/or other countries. Guaranteed Business Results is a service mark of Agile Software Corporation. All other brand or product names are trademarks and registered trademarks of their respective holders.

Agile Software Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2004	2003	2004	2003
Revenues:
License	$9,527	$7,324	$25,154	$21,792
Professional services and maintenance	16,656	10,554	43,960	29,613

Total revenues	26,183	17,878	69,114	51,405

Cost of revenues:
License	988	605	2,774	1,904
Professional services and maintenance	8,461	4,415	21,014	13,787
Stock compensation	95	9	147	37
Acquisition-related compensation	339	—	595	—
Amortization of intangible assets	212	—	372	—

Total cost of revenues	10,095	5,029	24,902	15,728

Gross profit	16,088	12,849	44,212	35,677

Operating expenses:
Sales and marketing:
Other sales and marketing	9,828	9,752	27,499	32,141
Stock compensation	315	751	2,988	1,683
Research and development:
Other research and development	6,038	5,613	17,214	20,777
Stock compensation	53	51	165	175
General and administrative:
Other general and administrative	2,246	1,825	6,507	5,203
Stock compensation	101	27	592	101
Acquisition-related compensation	529	—	1,091	—
Amortization of intangible assets	679	—	1,435	—
Acquired in-process technology	—	300	500	300
Restructuring and other charges	—	—	9,201	7,836

Total operating expenses	19,789	18,319	67,192	68,216

Loss from operations	(3,701)	(5,470)	(22,980)	(32,539)

Interest and other income, net	754	1,196	2,347	3,863
Loss from foreign currency translation	(743)	—	(743)	—
Impairment of equity investments	—	(1,113)	—	(3,673)

Loss before income taxes	(3,690)	(5,387)	(21,376)	(32,349)
Provision for income taxes	348	301	1,008	740

Net loss	$(4,038)	$(5,688)	$(22,384)	$(33,089)

Net loss per share:
Basic and diluted	$(0.08)	$(0.12)	$(0.45)	$(0.68)

Weighted average shares	51,947	48,591	50,139	48,383

Agile Software Corporation

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

See adjustments listed in table below which reconcile non-GAAP financial measure of net loss to GAAP financial measure of net loss

(In thousands, except per share data)

(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2004	2003	2004	2003
Revenues:
License	$9,527	$7,324	$25,154	$21,792
Professional services and maintenance	16,656	10,554	43,960	29,613

Total revenues	26,183	17,878	69,114	51,405

Cost of revenues:
License	988	605	2,774	1,904
Professional services and maintenance	8,461	4,415	21,014	13,787

Total cost of revenues	9,449	5,020	23,788	15,691

Gross profit	16,734	12,858	45,326	35,714

Operating expenses:
Sales and marketing	9,828	9,752	27,499	32,141
Research and development	6,038	5,613	17,214	20,777
General and administrative	2,246	1,825	6,507	5,203

Total operating expenses	18,112	17,190	51,220	58,121

Loss from operations	(1,378)	(4,332)	(5,894)	(22,407)

Interest and other income, net	754	1,196	2,347	3,863

Loss before income taxes	(624)	(3,136)	(3,547)	(18,544)
Provision for income taxes	348	301	1,008	740

Net loss	$(972)	$(3,437)	$(4,555)	$(19,284)

Net loss per share:
Basic and diluted	$(0.02)	$(0.07)	$(0.09)	$(0.40)

Weighted average shares	51,947	48,591	50,139	48,383

The above non-GAAP statements of operations have been adjusted to eliminate the following:
Stock compensation	$564	$838	$3,892	$1,996
Acquisition-related compensation	868	—	1,686	—
Amortization of intangible assets	891	—	1,807	—
Acquired in-process technology	—	300	500	300
Restructuring and other charges	—	—	9,201	7,836
Loss from foreign currency translation	743	—	743	—
Impairment of equity investments	—	1,113	—	3,673

	$3,066	$2,251	$17,829	$13,805

Agile Software Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	January 31, 2004	April 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$109,149	$154,852
Short-term investments	100,516	102,115
Accounts receivable, net	17,773	12,061
Other current assets	5,948	6,295

Total current assets	233,386	275,323

Long-term investments	33,423	—
Property and equipment, net	9,430	7,389
Goodwill	33,985	5,150
Intangible assets, net	6,290	1,080
Other assets	2,555	2,008

Total assets	$319,069	$290,950

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other liabilities	$28,793	$16,862
Deferred revenue	20,055	15,280

Total current liabilities	48,848	32,142

Other non-current liabilities	9,235	2,562

Total liabilities	58,083	34,704

Total stockholders’ equity	260,986	256,246

Total liabilities and stockholders’ equity	$319,069	$290,950